Securities and Exchange Commission

                       Washington, DC  20549

                             Form 8-K

                          Current Report

              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act 1934


                  Date of Report October 13, 1998
                 (Date of earliest event reported)



                      CalEnergy Company, Inc.
      (Exact name of registrant as specified in its charter)



    Delaware                  1-9874                 94-2213782
(State of other          (Commission File          (IRS Employer
 jurisdiction of             Number)              Identification No.)
 incorporation)



 302 South 36th Street, Suite 400, Omaha, NE           68131
    (Address of principal executive offices)          Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      On October 13, 1998, the Registrant and MidAmerican Energy Holdings Company announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired and federal antitrust clearance has therefore been obtained for their proposed merger. Completion of the merger is expected to occur by the end of the first quarter of 1999.

      Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrant and MidAmerican Energy Holdings Company and the combined company, the intended financing of the merger and receipt of regulatory approvals. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to domestic and international (and in particular, Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Joint Press Release dated October 13, 1998

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: October 13, 1998

                             EXHIBIT 1


FOR IMMEDIATE RELEASE

          CalEnergy and MidAmerican Announce Clearance of
  Hart-Scott-Rodino Antitrust Waiting Period for Proposed Merger

     OMAHA, NEBRASKA and DES MOINES, IOWA, October 13, 1998 --- CalEnergy Company, Inc. (NYSE: CE) and MidAmerican Energy Holdings Company (NYSE: MEC) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired and that federal antitrust clearance has therefore been obtained for their proposed merger. Completion of the merger is expected to occur by the end of the first quarter of 1999.

     CalEnergy is a global energy company that manages and owns interests in over 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. Through its U.K. subsidiary, CalEnergy supplies and distributes electricity and gas to approximately 2.0 million customers in the United Kingdom. CalEnergy produces and develops energy from diversified fuel sources including geothermal, natural gas and hydroelectric. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia, and employs more than 4,200 people worldwide. In the year ended December 31, 1997, CalEnergy generated revenues of over $2.2 billion and had assets of approximately $7.5 billion. CalEnergy's headquarters are based in Omaha, Nebraska. Information about CalEnergy is available on the Internet at http://www.calenergy.com.

     MidAmerican, Iowa's largest energy company, provides electric service to 648,000 customers and natural gas service to 619,000 customers in Iowa, Illinois, Nebraska and South Dakota. Company headquarters are in Des Moines, Iowa. In the year ended December 31, 1997, MidAmerican generated revenues of over $1.9 billion and had assets of approximately $4.3 billion. Information about MidAmerican is available on the Internet at http://www.midamerican.com.

     This press release contains forward-looking statements which are based on current expectations and involve a number of uncertainties. Reference is made to all of each company's SEC filings including CalEnergy's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such uncertainties.

Press Contacts:

MidAmerican Energy Holdings Company
 Kevin Waetke, Manager, Media Relations            (515) 281-2785
 Jene Spurgin, Manager, Investor Relations         (515) 281-2204

CalEnergy Company, Inc.
 Patti McAtee, Director, Corporate Communications  (402) 231-1519
 Craig Allen, Manager, Investor Relations          (402) 231-1673
 Kate Inverarity, Brunswick                        (212) 333-3810